EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports Record First Quarter 2024 Earnings Per Share of $1.44, or $1.49 Excluding Special Items

First Quarter 2024 Highlights:
•	Record Operating Income of $75 Million, or $77 Million Excluding Special Items, a 23% Increase over Prior Year
•	Strong Operating Margin of 14.1%, or 14.5% Excluding Special Items, a 290 bps Increase over Prior Year
•	Record First Quarter Cash Flow from Operations of $56 Million

NEW YORK, April 25, 2024 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.49 for the first quarter ended March 31, 2024, excluding special items. Reported diluted earnings per share were $1.44.

Worldwide net sales were $535 million, 2 percent higher sequentially and up slightly versus prior year on an underlying basis, excluding the deconsolidation of Barretts Minerals Inc. Underlying growth in the Consumer & Specialties segment offset lower sales in Engineered Solutions.

Operating income excluding special items was $77 million, a record for MTI, and represented 14.5 percent of sales.

Cash flow from operations was $56 million and free cash flow was $39 million. The Company repurchased $15 million of shares in the quarter and repaid $13 million of debt.

“We had a strong start to the year and delivered another record quarter. Growth in higher margin products and a strong operating performance across the company led to record operating income for MTI. This quarter demonstrates the power of our new organization, focused strategy, and robust business model. We continue to execute on our strategy and are on track to achieve our long-term growth and profitability targets,” said Douglas T. Dietrich, Chairman and Chief Executive Officer.

First Quarter 2024 Segment Results

Consumer & Specialties segment sales were $297 million in the first quarter, up 4 percent on an underlying basis.

Household & Personal Care sales were $138 million, up 7 percent from the prior year driven by continued strong demand for our cat litter products as well as growth in other high-margin consumer-oriented products. Sales of Specialty Additives were $159 million and grew 2 percent on an underlying basis.

Segment operating income was $42 million, a 30 percent improvement over the prior year as the segment leveraged volume growth, productivity improvements, and maintained its disciplined approach to pricing and cost control. Operating margin was 14.1 percent, a 330 basis point improvement over prior year.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $238 million in the first quarter, down 5 percent from the prior year, primarily driven by slow commercial construction market conditions in North America that have persisted since the second quarter of 2023.

High-Temperature Technologies sales were $177 million, down slightly from the prior year. Environmental & Infrastructure sales were $60 million, 14 percent lower than the prior year due to a slow commercial construction market and two large remediation projects that were completed in the first quarter of 2023.

Segment operating income was $39 million, up 9 percent from the prior year, driven by strong operating performance in High-Temperature Technologies. Operating margin was very strong at 16.2 percent of sales, a 200 basis point improvement over prior year.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.
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Minerals Technologies will host a conference call tomorrow, April 26, 2024, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on April 26, 2024.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries Barretts Minerals Inc. and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Mar. 31, 2024	Dec. 31, 2023	Apr. 2,	Prior Qtr.	Prior Year
			2023

Net sales	$534.5	$524.5	$546.1	2%	(2)%

Cost of goods sold	398.6	399.2	425.4	(0)%	(6)%

Production margin	135.9	125.3	120.7	8%	13%

Marketing and administrative expenses	53.0	51.0	52.3	4%	1%
Research and development expenses	5.6	5.1	5.3	10%	6%
Acquisition-related expenses	0.0	0.0	0.1	*	*
Litigation expenses	2.1	2.4	0.0	(13)%	*

Income from operations	75.2	66.8	63.0	13%	19%

Interest expense, net	(14.9)	(15.2)	(14.2)	(2)%	5%
Other non-operating income (deductions), net	(0.2)	(3.0)	(1.1)	(93)%	(82)%
Total non-operating deductions, net	(15.1)	(18.2)	(15.3)	(17)%	(1)%

Income before tax and equity in earnings	60.1	48.6	47.7	24%	26%

Provision for taxes on income	13.9	9.2	10.5	51%	32%
Equity in earnings of affiliates, net of tax	1.4	1.4	0.9	0%	56%

Net income	47.6	40.8	38.1	17%	25%

Less: Net income attributable to non-controlling interests	0.9	1.0	1.1	(10)%	(18)%

Net Income attributable to Minerals Technologies Inc. (MTI)	$46.7	$39.8	$37.0	17%	26%

Weighted average number of common shares outstanding:

Basic	32.3	32.5	32.5

Diluted	32.4	32.5	32.5

Earnings per share attributable to MTI:

Basic	$1.45	$1.22	$1.14	19%	27%

Diluted	$1.44	$1.22	$1.14	18%	26%

Cash dividends declared per common share	$0.10	$0.10	$0.05

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended March 31, 2024, December 31, 2023, and April 2, 2023 consisted of 91 days, 91 days, and 92 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended March 31, 2024, December 31, 2023, and April 2, 2023, and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023

	Net income attributable to MTI	$46.7	$39.8	$37.0
	% of sales	8.7%	7.6%	6.8%

	Special items:
	Acquisition-related expenses	0.0	0.0	0.1
	Litigation expenses	2.1	2.4	0.0
	Related tax effects on special items	(0.5)	(0.5)	0.0

	Net income attributable to MTI, excluding special items	$48.3	$41.7	$37.1
	% of sales	9.0%	8.0%	6.8%

	Diluted earnings per share, excluding special items	$1.49	$1.28	$1.14

3)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended March 31, 2024, December 31, 2023, and April 2, 2023 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023

	Cash flow from operations	$55.9	$95.3	$33.7
	Capital expenditures	16.5	22.5	24.5
	Free cash flow	$39.4	$72.8	$9.2

	Depreciation, depletion and amortization expense	$23.5	$23.5	$23.7

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth, excluding the sales of Barretts Minerals Inc. for the three months ended April 2, 2023, constituting a reconciliation to GAAP sales growth set forth below. On October 2, 2023, Barretts Minerals Inc. filed for relief under Chapter 11 of the U.S. Bankruptcy Code and as such the results of Barretts Minerals are not included the Company's consolidated results for the first quarter of 2024. Barretts Minerals sales for the first quarter of 2023 were $13.1 million. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the first quarter of 2024.

		Quarter Ended March 31, 2024
	Year over Year Sales Growth	Sales Growth As Reported	Impact of BMI Deconsolidation	Underlying Sales Growth

	Specialty Additives	(6)%	(8)%	2%
	Consumer & Specialties	0%	(4)%	4%
	MTI Consolidated	(2)%	(2)%	0%

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended March 31, 2024, December 31, 2023, and April 2, 2023 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended
	(millions of dollars)	Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023

	Net income	$46.7	$39.8	$37.0
	Add back:
	Depreciation, depletion and amortization expense	23.5	23.5	23.7
	Interest expense, net	14.9	15.2	14.2
	Equity in earnings of affiliates, net of tax	(1.4)	(1.4)	(0.9)
	Net income attributable to non-controlling interests	0.9	1.0	1.1
	Provision for taxes on income	13.9	9.2	10.5
	EBITDA	98.5	87.3	85.6
	Add special items:
	Acquisition-related expenses	0.0	0.0	0.1
	Litigation expenses	2.1	2.4	0.0
	Adjusted EBITDA	$100.6	$89.7	$85.7
	% of sales	18.8%	17.1%	15.7%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023

	Interest income	$1.1	$1.2	$0.7
	Interest expense	(16.0)	(16.4)	(14.9)
	Foreign exchange gains (losses)	0.9	(0.6)	0.2
	Other deductions	(1.1)	(2.4)	(1.3)
	Non-operating deductions, net	$(15.1)	$(18.2)	$(15.3)

7)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, April 26, 2024 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Mar. 31, 2024	% of Total Sales	Dec. 31, 2023	% of Total Sales	Apr. 2, 2023	% of Total Sales	Prior Qtr.	Prior Year

United States	$275.1	51%	$269.7	51%	$288.0	53%	2%	(4)%
International	259.4	49%	254.8	49%	258.1	47%	2%	1%
Net Sales	$534.5	100%	$524.5	100%	$546.1	100%	2%	(2)%

Household & Personal Care	$138.4	26%	$134.0	26%	$129.2	23%	3%	7%
Specialty Additives	158.5	30%	147.4	28%	168.1	31%	8%	(6)%
Consumer & Specialties Segment	$296.9	56%	$281.4	54%	$297.3	54%	6%	(0)%

High-Temperature Technologies	$177.3	33%	$182.3	35%	$178.6	33%	(3)%	(1)%
Environmental & Infrastructure	60.3	11%	60.8	11%	70.2	13%	(1)%	(14)%
Engineered Solutions Segment	$237.6	44%	$243.1	46%	$248.8	46%	(2)%	(5)%

MTI Consolidated Net Sales	$534.5	100%	$524.5	100%	$546.1	100%	2%	(2)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023	Prior Qtr.	Prior Year
SEGMENT OPERATING INCOME DATA

Consumer & Specialties Segment	$42.0	$36.6	$32.2	15%	30%
% of Sales	14.1%	13.0%	10.8%

Engineered Solutions Segment	$38.5	$36.7	$35.3	5%	9%
% of Sales	16.2%	15.1%	14.2%

Unallocated and Other Corporate Expenses	$(5.3)	$(6.5)	$(4.5)	(18)%	18%

MTI Consolidated	$75.2	$66.8	$63.0	13%	19%
% of Sales	14.1%	12.7%	11.5%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$0.0	$0.0	*	*

Engineered Solutions Segment	$0.0	$0.0	$0.0	*	*

Unallocated and Other Corporate Expenses	$2.1	$2.4	$0.1	(13)%	*

MTI Consolidated	$2.1	$2.4	$0.1	(13)%	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended March 31, 2024, December 31, 2023 and April 2, 2023, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Mar. 31, 2024	Dec. 31, 2023	Apr. 2, 2023	Prior Qtr.	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$42.0	$36.6	$32.2	15%	30%
% of Sales	14.1%	13.0%	10.8%

Engineered Solutions Segment	$38.5	$36.7	$35.3	5%	9%
% of Sales	16.2%	15.1%	14.2%

Unallocated and Other Corporate Expenses	$(3.2)	$(4.1)	$(4.4)	(22)%	(27)%

MTI Consolidated	$77.3	$69.2	$63.1	12%	23%
% of Sales	14.5%	13.2%	11.6%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	March 31, 2024		December 31, 2023
		*		**

Current assets:
Cash & cash equivalents	$315.7		$317.2
Short-term investments	4.4		4.3
Accounts receivable, net	396.3		399.1
Inventories	326.0		325.4
Prepaid expenses and other current assets	58.9		53.0
Total current assets	1,101.3		1,099.0

Property, plant and equipment	2,185.3		2,190.1
Less accumulated depreciation	1,208.3		1,203.3
Net property, plant & equipment	977.0		986.8

Goodwill	913.1		913.6
Intangible assets	227.6		231.0
Other assets and deferred charges	120.1		116.2

Total assets	$3,339.1		$3,346.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$75.7		$85.4
Current maturities of long-term debt	21.4		18.0
Accounts payable	194.7		188.7
Other current liabilities	150.0		165.2
Total current liabilities	441.8		457.3

Long-term debt	904.4		911.1
Deferred income taxes	142.7		139.3
Other non-current liabilities	154.3		152.2
Total liabilities	1,643.2		1,659.9

Total MTI shareholders' equity	1,661.1		1,652.0
Non-controlling Interests	34.8		34.7
Total shareholders' equity	1,695.9		1,686.7

Total liabilities and shareholders' equity	$3,339.1		$3,346.6

* Unaudited
** Condensed from audited financial statements.